SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 8, 2008

ST. LAWRENCE ENERGY CORP.

(Exact name of Registrant as specified in charter)

Delaware	0-23266	38-3717938
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

303 Twin Dolphin Drive, Suite 600

Redwood City CA 94065

(Address of Principal Executive Offices)

(650) 585-6878

 (Registrant's telephone number, including area code)

Item 1.01.  Entry into a Material Definitive Agreement.

On January 8, 2008, St. Lawrence Energy Corp., a Delaware corporation (the "Company"), agreed to purchase for $30 million 400,000 shares of the authorized but unissued Common Stock of NOK-BONG Ship Building Co., Ltd., a private company organized under the laws of the Republic of Korea ("NOK-BONG").  As a result of such purchase, the Company became the passive owner of one-third of the outstanding shares of NOK-BONG.  The valuation of NOK-BONG was based on an appraisal prepared by the Cheil CPA Accountancy firm in the Republic of Korea, a firm experienced in evaluating private South Korean corporations.  A translated summary of this valuation report is filed as Exhibit 99.1 to this Current Report.  Summary financial information with respect to NOK-BONG is filed as Exhibit 99.2 to this Current Report.

The Company does not have any rights to be represented on the Board of Directors of NOK-BONG and does not intend to become active in NOK-BONG's management either by seeking or accepting representation on the NOK-BONG Board of Directors or having its designee act as an executive officer of NOK-BONG.

Filed as Exhibit 99.3 to this Current Report and incorporated herein by reference is the Subscription Agreement dated January 8, 2008 (the "NOK-BONG Subscription Agreement") pursuant to which the Company agreed to purchase and NOK-BONG agreed to sell the 400,000 shares of Common Stock of NOK-BONG.

NOK-BONG relied on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as its exemption from the registration requirements of Section 5 of the Securities Act with respect to the offer and sale of the 400,000 shares of its Common Stock to the Company.  The NOK-BONG Subscription Agreement contains representations and warranties from the Company on which NOK-BONG is relying to ensure that the exemption under Section 4(2) of the Securities Act will be available.

Item 2.01. Completion of Acquisition or Disposition of Assets.  The Company does not believe that acquisition of a one-third equity interest in NOK-BONG represents the acquisition of any of the underlying assets of NOK-BONG because it did not result in the acquisition of control of such assets.  As described in Item 1.01 of this Current Report, the Company did not acquire any representation on the Board of NOK-BONG, did not have any of its designees appointed as an executive office of NOK-BONG and does not have any plans to influence the management of NOK-BONG with respect to NOK-BONG's assets.

The 400,000 shares of Common Stock of NOK-BONG acquired by the Company do represent a significant amount of assets acquired other than in the ordinary course of business of the Company.  Exhibit 99.1 to this Current Report is a translated summary of the evaluation of NOK-BONG on which the Company based the value of its one-third interest.  Exhibit 99.2 to this Current Report sets forth summary financial information with respect to NOK-BONG.

Item 3.02. Unregistered Sales of Equity Securities.

(a) The NOK-BONG Transaction. Concurrently with the transaction described in Item 1.01 of this Current Report and pursuant to the NOK-Bong Subscription Agreement, NOK-BONG agreed to purchase and the Company agreed to sell for $30 million 20,000,000 shares of the Company's authorized but unissued Common Stock at a price per share of $1.50.

The consideration received by the Company for the sale of the 20,000,000 shares of it Common Stock to NOK-BONG was 400,000 shares of Common Stock of NOK-BONG, which represent a one-third ownership interest in NOK-BONG.

NOK-BONG has advised the Company that it has no intention to seek representation on the Company's Board of Directors or to become active in the management of the Company.

The Company relied on Section 4(2) of the Securities Act as its exemption from the registration requirements of Section 5 of the Securities Act with respect to the offer and sale of the 20,000,000 shares of its Common Stock to NOK-BONG.  The NOK-BONG Subscription Agreement contains representations and warranties from NOK-BONG on which the Company is relying to ensure that the exemption under Section 4(2) of the Securities Act will be available.

(b) The 3Soft Transaction. Filed as Exhibit 99.4 to this Current Report and incorporated herein by reference is the Subscription Agreement dated January 14, 2008 (the "3Soft Subscription Agreement") pursuant to which 3Soft, Inc., a company organized under the laws of the Republic of Korea whose share trade publicly on the Korean KOSDAQ market under the symbol 036360.KQ ("3Soft"), agreed to purchase for $10 million in immediately available funds, shares of the Company's authorized but unissued Common Stock at a price per share equal to the higher of $1.50 or 85% of the closing price of the Company's Common Stock on the trading day immediately preceding the date (a "Closing Date") on which 3Soft purchases any of the shares of the Company's Common Stock .  The 3Soft Subscription Agreement provides that the first Closing Date for at least $2 million will take place on or prior to January 24, 2008 and that the remaining Closing Dates will take place during the first quarter of 2008.

3Soft has advised the Company that it has no intention to seek representation on the Company's Board of Directors or to become active in the management of the Company.

The Company relied on Section 4(2) of the Securities Act as its exemption from the registration requirements of Section 5 of the Securities Act with respect to the offer and sale of the shares of its Common Stock to 3Soft.  The 3Soft Subscription Agreement contains representations and warranties from 3Soft on which the Company is relying to ensure that the exemption under Section 4(2) of the Securities Act will be available.

(c) The Hirsch Capital Transaction. Filed as Exhibit 99.5 to this Current Report and incorporated herein by reference is the Subscription Agreement dated January 14, 2008 (the "Hirsch Subscription Agreement") pursuant to which Hirsch Capital Corp., a California corporation ("Hirsch") subscribed for one million (1,000,000) shares of Series B Preferred Stock of the Company.

The consideration received by the Company for the sale of the one million (1,000,000) shares of its Series B Preferred Stock to Hirsch was Hirsch's transformation of the Company from a shell company into an operating company in the energy sector by encouraging NOK-BONG and 3Soft to enter into the transactions described in this Current Report and further business relationships with the Company which are now being negotiated with NOK-BONG and 3Soft.  The Hirsch Subscription Agreement was approved by: (i) the Joint Written Consent of the Board of Directors of the Company and of a majority vote of the stockholders of the Company; an (ii) NOK-BONG and 3Soft.

The Company relied on Section 4(2) of the Securities Act as its exemption from the registration requirements of Section 5 of the Securities Act with respect to the offer and sale of the 1,000,000 shares of its Series B Preferred Stock to Hirsch.  The Hirsch Subscription Agreement contains representations and warranties from Hirsch on which the Company is relying to ensure that the exemption under Section 4(2) of the Securities Act will be available.

Item 3.03.  Material Modification to Rights of Security Holders.  On January 14, 2008, the Board of Directors of the Company and a majority of the voting securities of the Company approved an amendment and restatement of the Company's Certificate of Incorporation, as theretofore amended.  A copy of the Amended and Restated Certificate of Incorporation of the Company, which was filed with the Secretary of State of the State of Delaware and became effective on January 14, 2008, is filed as Exhibit 3(i) to this Current Report and is incorporated herein by reference.  The Amended and Restated Certificate of Incorporation of the Company now provides for: (i) an authorized capital stock consisting of Three Hundred Million (300,000,000) shares, of which Two Hundred Ninety Five Million (295,000,000) shall be designated as Common Stock, par value $0.0001 per share ("Common Stock") and Five Million (5,000,000) shares shall be designated as Preferred Stock, par value $0.0001 per share ("Preferred Stock");   (ii) a division of the Preferred Stock into two series, Series A Preferred Stock, which had been previously authorized by a Certificate of Designation, and Series B Preferred Stock, which was not previously authorized; and (iii) the designation of One Million (1,000,000) shares of Preferred Stock as Series A Preferred Stock and Four Million (4,000,000) shares of Preferred Stock as Series B Preferred Stock.  Each share of Series B Preferred Stock is entitled to one hundred (100) votes per shares and is convertible at the option of the holder thereof on a share for share basis into Common Stock.  All shares of Preferred Stock shall vote together as a single class with the Common Stock on all matters submitted to the stockholders of the Company for vote or written consent and shall be preferred to the Common Stock as to distributions to stockholders.

The issuance of one million (1,000,000) shares of Series B Preferred Stock to Hirsch permits Hirsch to retain the approximate voting control it had before encouraging NOK-BONG and 3Soft to purchase the more than twenty five million (25,000,000) shares of Common Stock at a price per share of at least $1.50 and does so with the approval of both NOK-BONG and 3Soft, each of which has expressed its intent to permit the Company's Board of Directors and officers, who were designated by Hirsch, to continue to manage the Company.

Each share of Series A Preferred Stock is entitled to ten (10) votes, has a liquidation preference of $0.10 per share and is not convertible into Common Stock.

Each share of Series B Preferred Stock is entitled to one hundred (100) votes, has a liquidation preference of $1.00 per share and is convertible at the option of the holder thereof into one (1) share shares of Common Stock, subject to adjustment in the event of any stock split or reverse stock split of the Common Stock.

The authorization of the Series B Preferred Stock with the foregoing voting, liquidation and conversion privileges significantly limits the voting, liquidation and fully diluted rights of the holders of the Common Stock

Item 5.01.  Changes in Control of the Registrant.  Pursuant to the Securities Purchase Agreement dated December 20, 2007 (the "Securities Purchase Agreement"), a copy of which was filed, and incorporated herein by reference, as Exhibit 1 to the Schedule 13D filed by Hirsch with respect to its acquisition of more than 5% of the Common Stock of the Company from the former controlling stockholders of the Company, on January 8, 2008, after the expiration of the 10-day period provided for in Rule 14f-1 under the Securities Exchange Act of 1434, as amended, three designees of Hirsch, Robert Mitchell, Anthony U. Martinez and W. Benjamin Garst, Jr., were appointed to the Board of Directors of the Company by Ivo Heiden, the single incumbent director who then resigned as a director and an officer of the Company.  Pursuant the Securities Purchase Agreement and prior to Mr. Heiden's resignation, Robert Mitchell was elected as the President, W. Benjamin Garst, Jr. was elected as the Executive Vice President and Anthony U. Martinez was elected as the Secretary, of the Company.  In Mr. Heiden's letter of resignation he recited that as a director and officer of the Company he has had no disagreement with the Company's operations, policies or practices, a statement with which the Company agrees.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.  N/A

(b) Pro Forma Financial Information.  N/A

(c) Shell Company Transactions.      N/A

(d) Exhibits

3.1.	Amended and restated Certificate of Incorporation of the Company.
99.1	Translated summary of valuation report of Cheil CPA Accountancy.
99.2.	Summary Financial Information regarding NOK-BONG Ship Building Co., Ltd.
99.3	Subscription Agreement dated January 8, 2008 between the Company and NOK-BONG Ship Building Co., Ltd.
99.4.	Subscription Agreement dated January 14 2008 between the Company and 3Soft, Inc.
99.5.	Subscription Agreement dated January 14, 2008 between the Company and Hirsch Capital Corp.
99.6.	Press Release dated January 8, 2008 regarding NOK-BONG Ship Building Co., Ltd.
99.7.	Press release dated January 14, 2008 regarding 3Soft, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. LAWRENCE ENERGY CORP.
Date: January 14, 2008	By: /s/ Robert Mitchell. Name: Robert Mitchell, President